EXHIBIT 99

                         FISCAL YEARS 2005-2007 GUIDANCE


Ongoing EPS and Free Cash Flow: The presentations of ongoing EPS and free cash flow are not intended to replace net income (loss), cash flows, financial position or comprehensive income (loss), and they are not measures of financial performance as determined in accordance with generally accepted accounting principles (GAAP) in the United States. The following tables reconcile ongoing EPS and free cash flow to the respective most directly comparable financial measure calculated in accordance with GAAP.

Reconciliation of EPS to Ongoing EPS: Ongoing EPS is calculated excluding certain after-tax items which Monsanto does not consider part of ongoing operations.

---------------------------------------------------------------------------------------------------------------------------
                                                  Third
                                                 Quarter         Fourth Quarter
                                                Fiscal Year       Fiscal Year     Fiscal Year     Fiscal Year   Fiscal Year
Total Monsanto Company and Subsidiaries:          2005               2005            2005            2006          2007
                                                 Target             Target         Target           Target        Target
---------------------------------------------------------------------------------------------------------------------------
Diluted Earnings per Share                     $0.15-$0.22   $(0.53)-$(0.48)     $0.85-$0.97       $2.34        $2.81-$2.93
Estimated In-Process R&D and Other             $0.78-$0.85         --            $0.78-$0.85         --             --
     Purchase Accounting Adjustments
Solutia-Related Charge                              --             --              $0.67             --             --
Tax Benefit on Loss from  European  Wheat and       --             --             $(0.39)            --             --
     Barley  Business
Restructuring Charges - Net                         --             --              $0.03             --             --
(Income) Loss on Discontinued  Operations and       --             --             $(0.01)            --             --
     Related Restructuring
Impairment of Goodwill                              --             --                --              --             --
                                              -----------------------------------------------------------------------------
Diluted   Earnings  per  Share  from  Ongoing     $1.00      $(0.53)-$(0.48)     $2.00-$2.05       $2.34        $2.81-$2.93
     Operations
----------------------------------------------=============================================================================

Reconciliation of Free Cash Flow: Free cash flow represents the total of cash flows from operations and investing activities. With respect to projected free cash flow guidance, Monsanto does not include any estimates or projections of Net Cash Provided (Required) by Financing Activities because in order to prepare any such estimate or projection, Monsanto would need to rely on market factors and conditions that are outside of its control.

--------------------------------------------------------------------------------------------------------------------
                                                                 Fiscal Year       Fiscal Year       Fiscal Year
                                                                    2005              2006              2007
Total Monsanto Company and Subsidiaries:                           Target            Target            Target
--------------------------------------------------------------------------------------------------------------------
Net Cash Provided by Operations                                    $1,200         $1,125-$1,200     $1,125-$1,225
Net Cash Provided (Required) by Investing Activities               (2,100)           $(300)            $(300)
                                                              ------------------------------------------------------
     Free Cash Flow                                                $(900)           $825-$900         $825-$925
Net Cash Required by Financing Activities                            N/A               N/A               N/A
                                                              ------------------------------------------------------
Net Increase in Cash and Cash Equivalents                            N/A               N/A               N/A
Cash and Cash Equivalents at Beginning of Period                     N/A               N/A               N/A
                                                              ------------------------------------------------------
Cash and Cash Equivalents at End of Period                           N/A               N/A               N/A
--------------------------------------------------------------======================================================